[[1]]FINEDG:[18396.LTR]00003.PIP
  EDGAR only               EDG: 26-FEB-1997
 23:59
BLK: 00-000-0000 00:00
[[1]]BISYS FUND SERVICES
 A/R FUNDS/UIT   R.R. Donnelley
 (614) 461-6464
      EDITOR V2.7-3

                [LETTERHEAD OF ERNST &
 YOUNG LLP APPEARS HERE]

Board of Trustees
HSBC Funds Trust


In planning and performing our audit
 of the financial statements of
HSBC Funds Trust (comprised of the
 Cash Management Fund, Government Money
Market Fund, U.S. Treasury Money Market
 Fund and New York Tax-Free Money
Market Fund) for the year ended
 December 31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order
to determine our auditing procedures
 for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of HSBC Funds Trust
 is responsible for establishing and
maintaining an internal control structure.
  In fulfilling this responsibility,
estimates and judgments by management
 are required to assess the expected
benefits and related costs of internal control
 structure policies and
procedures. Two of the objectives of an
internal control structure are to
provide management with reasonable,
but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that
transactions are executed in accordance
with management's authorization and
recorded properly to permit preparation
 of financial statements in conformity
with generally accepted accounting principles.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of the structure to future
 periods is subject to the risk that it
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal control
 structure would not necessarily
disclose all matters in the internal control
 structure that might be material
weaknesses under standards established by
 the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce
to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited
may occur and not be detected within a
 timely period by employees in the
normal course of performing their
 assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined
above as of December 31, 1996.

This report is intended solely for the
information and use of management and
the Securities and Exchange Commission.



                  /s/ ERNST & YOUNG LLP

                       ERNST & YOUNG LLP


February 10, 1997